As filed with the Securities and Exchange Commission on June 30, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHARMION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	84-1521333
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2525 28th Street

Boulder, Colorado 80301
(720) 564-9100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Patrick J. Mahaffy

President and Chief Executive Officer
Pharmion Corporation
2525 28th Street
Boulder, Colorado 80301
(720) 564-9100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

William H. Gump, Esq. Peter H. Jakes, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Bruce K. Dallas, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☒ 333-116252

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Class of	Number of Shares	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Per Share(2)	Offering Price(2)	Fee(3)

Common Stock, par value $.001 per share	690,000	$48.00	$33,120,000	$4,196.30

(1)	Includes 90,000 shares of Common Stock that are being registered in connection with an over-allotment option granted to the underwriters.

(2)	Determined in accordance with Rule 457(a), based on the public offering price of $48.00 per share.

(3)	The Registrant previously registered an aggregate $178,434,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-116252), for which a filing fee of $22,607.59 was previously paid upon the filing of such Registration Statement.

EXPLANATORY NOTE

      This Registration Statement on Form S-1 relates to the public offering of common stock of Pharmion Corporation contemplated by the Registration Statement on Form S-1 (File No. 333-116252), as amended (the “Prior Registration Statement”), declared effective on June 30, 2004 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 690,000 shares, including 90,000 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

PART II

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits.

Number		Description

5.1	—	Opinion of Willkie Farr & Gallagher LLP.
23.1	—	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	—	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).
24.1	—	Power of Attorney (Included on page II-5 of the Registration Statement on Form S-1 (File No. 333-116252) filed June 8, 2004, incorporated herein by reference).

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement on Form S-1 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on this 30th day of June 2004.

PHARMION CORPORATION

By:	/s/ PATRICK J. MAHAFFY

Patrick J. Mahaffy
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on June 30, 2004.

Signature	Title	Date

/s/ PATRICK J. MAHAFFY Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	June 30, 2004

* Judith A. Hemberger	Executive Vice President and Chief Operating Officer; Director	June 30, 2004

/s/ ERLE T. MAST Erle T. Mast	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2004

* Brian Atwood	Director	June 30, 2004

* James Blair	Director	June 30, 2004

* James Barrett	Director	June 30, 2004

* Cam L. Garner	Director	June 30, 2004

* Jay Moorin	Director	June 30, 2004

* Thorlef Spickschen	Director	June 30, 2004

      Patrick J. Mahaffy, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registrant’s Registration Statement on June 8, 2004.

By:	/s/ PATRICK J. MAHAFFY

Attorney-in-fact
Patrick J. Mahaffy

II-2

INDEX TO EXHIBITS

Number		Description

5.1	—	Opinion of Willkie Farr & Gallagher LLP.
23.1	—	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	—	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).
24.1	—	Power of Attorney (Included on page II-5 of the Registration Statement on Form S-1 (File No. 333-116252) filed June 8, 2004, incorporated herein by reference).